UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 2, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                               CONTACTS 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                        CALPINE COMMENTS ON S&P DOWNGRADE

     (SAN JOSE, CALIF.) June 2, 2003 - Calpine Corporation [NYSE:CPN], a leading North American power company, today announced its operations will not be materially impacted by today's change of Standard & Poor's (S&P) rating on Calpine's corporate credit to B from BB. The ratings on the company's senior unsecured debt, convertible preferred securities, secured corporate revolver and secured term loan were also lowered. The S&P downgrade does not trigger any defaults under the company's credit agreements, and the company continues to conduct its business with its usual creditworthy counterparties.

     "We are committed and on target to completing Calpine's previously announced $2.3 billion liquidity program. Proceeds from this program will be used to complete our current construction plan and will allow Calpine to begin reducing debt levels later this year," stated Bob Kelly, Chief Financial Officer for Calpine. "Calpine, while disappointed with S&P's downgrade, remains focused on enhancing our financial strength and leadership position in the North American power industry."

     "Calpine's 20,000-megawatt operating portfolio is the largest, cleanest and most efficient fleet of electric generating facilities in North America. The strength of our operating assets and contractual portfolio, and increasing spark spreads in certain energy markets continue to provide significant cash flow and value for Calpine."

     Calpine Corporation is a leading North American power company dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation and a full range of energy products and services. The company generates power at plants it owns or leases in 22 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements such as those concerning Calpine Corporation's ("the Company") expected financial performance and its strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, such as, but not limited to: (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain the necessary permits to operate, failure of third-party contractors to perform their contractual obligations or failure to obtain financing on acceptable terms; (iv) unscheduled outages of operating plants; (v) unseasonable weather patterns that produce reduced demand for power; (vi) systemic economic slowdowns, which can adversely affect consumption of power by businesses and consumers; (vii) actual costs being higher than preliminary cost estimates; and (viii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2002, which can be found on the Company's web site at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  June 3, 2003